UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2026

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Firstfield Road

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on November 7, 2025, Elutia Inc., a Delaware corporation (the “Company” or “Elutia”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), was below $1.00 per share, which is the minimum closing bid price required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

Also, as previously reported, on December 23, 2025, the Company received a letter from the Staff of Nasdaq, notifying the Company that it was not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5550(b)(2), which requires listed companies to maintain a minimum market value of listed securities (“MVLS”) of at least $35 million (the “MVLS Requirement”). Based on the Staff’s review of the Company’s MVLS, the Company’s MVLS was below $35 million for the previous 30 consecutive business days. The letter also noted that the Company does not meet the additional requirements under Nasdaq Listing Rules 5550(b)(1) and 5550(b)(3) relating to minimum shareholder equity or net income standards.

On February 5, 2026, the Company received a letter from Nasdaq, notifying the Company that the Staff has determined that it has regained compliance with the MVLS Requirement as a result of the Company’s MVLS being $35 million or greater for the eleven consecutive business days from January 21, 2026 through February 4, 2026. Accordingly, the letter indicated that the Company is in compliance with the MVLS Requirement, and the matter is closed.

On March 2, 2026, the Company received a letter from Nasdaq, notifying the Company that the Staff has determined that is has regained compliance with the Minimum Bid Price Requirement as a result of the closing bid price of the Common Stock being at $1.00 per share or greater for the 10 consecutive business days from February 13, 2026 through February 27, 2026. Accordingly, the letter indicated that the Company is in compliance with the Minimum Bid Price Requirement, and the matter is closed.

On March 4, 2026, the Company issued a press release announcing that the Company has regained compliance with the Minimum Bid Price Requirement and the MVLS Requirement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Exhibit Description

99.1	Press Release of Elutia Inc., dated March 4, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.

Date: March 4, 2026	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer